FOR IMMEDIATE RELEASE	Exhibit 99.1

Investor / Media Contact:
Mel Stephens
(248) 447-1624

Investor Contact:
Ed Lowenfeld
(248) 447- 4380

Lear Reports Record Second Quarter Financial Results

and Increases 2014 Financial Outlook

SOUTHFIELD, Michigan, July 25, 2014 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical distribution systems, today reported financial results for the second quarter. Highlights include:

•	Sales of $4.6 billion, up 11% from a year ago

•	Record core operating earnings of $275 million, up 23%

•	Record adjusted net income of $174 million, up 26%

•	Record adjusted earnings per share of $2.12, up 31%

•	Record Seating sales, up 12% and earnings up 10%

•	Record Electrical sales, up 9% and record earnings, up 41%

•	Returned $172 million to shareholders through share repurchases and dividends

•	Increased full year outlook for sales, earnings and free cash flow

“In the second quarter, we continued our positive momentum with record financial results,” said Matt Simoncini, Lear’s president and chief executive officer. “Our record performance in the quarter reflects the investments that we have made in improving our cost structure and expanding our component capabilities globally. We are well positioned to take advantage of industry trends toward global vehicle platforms, direct component sourcing and increasing electrical content.”

Business Conditions

In the second quarter, global vehicle production increased 3% from a year ago, reflecting production increases in each of the three largest automotive markets in the world. Production was up 12% in China, 4% in North America and 2% in Europe & Africa. Production was down 25% in South America.

Second Quarter 2014 Financial Results

For the second quarter of 2014, Lear reported sales of $4.6 billion, core operating earnings of $275 million, net income of $149 million and adjusted earnings per share of $2.12. This compares with sales of $4.1 billion, core operating earnings of $224 million, net income of $137 million and adjusted earnings per share of $1.62 for the second quarter of 2013.

(more)

In the Seating segment, sales were up 12% to a record $3.4 billion, reflecting the addition of new business and higher production on key platforms. Adjusted segment earnings were $197 million or 5.7% of sales. Earnings increased 10% from last year, primarily reflecting the increase in sales and favorable operating performance.

Our Electrical segment continues to deliver record sales and earnings, driven by an industry leading cost structure, favorable industry growth trends and market share gains. Sales grew by 9% to a record $1.1 billion, driven primarily by the addition of new business. Adjusted segment earnings were a record $143 million or 12.5% of sales, marking our 19th consecutive quarter of year-over-year margin improvement. Earnings increased 41% from last year, reflecting favorable operating performance, as well as the increase in sales.

In the second quarter of 2014, free cash flow was $137 million, and net cash provided by operating activities was $229 million.

A reconciliation of core operating earnings to pretax income before equity income, adjusted earnings per share to diluted net income per share attributable to Lear, adjusted segment earnings to reported segment earnings and free cash flow to net cash provided by operating activities, in each case as determined in accordance with accounting principles generally accepted in the United States (GAAP), is provided in the attached supplemental data pages.

Share Repurchase Program

Following the final settlement of the accelerated share repurchase (ASR) program in April 2014, Lear resumed open market share repurchases. During the second quarter of 2014, Lear repurchased 1.2 million shares of its common stock for a total of $101 million. Total share repurchases, including the ASR settlement of $55 million, were $156 million in the second quarter.

As of the end of the second quarter, we have a remaining share repurchase authorization of $594 million, which expires in April 2016 and reflects approximately 8% of Lear’s total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, Lear has repurchased 28.2 million shares of its common stock at a cost of $1.7 billion. This represents a reduction of approximately 25% of our shares outstanding at the time we began the program.

Full Year 2014 Financial Outlook

Lear has increased its full year 2014 financial outlook for sales, core operating earnings and free cash flow.

Our 2014 financial outlook is based on industry vehicle production assumptions of 20.4 million units in Europe & Africa, up 2% from the prior outlook, 17.0 million units in North America, up 1% from the prior outlook, and 21.2 million units in China, in-line with the prior outlook. Lear’s financial guidance is based on an average full year exchange rate of $1.37/Euro.

Sales in 2014 are expected to be in the range of $17.6 to $17.9 billion, up from the prior range of $17.2 to $17.7 billion. Core operating earnings are expected to be in the range of $975 to $1,025 million, up from the prior range of $935 to $985 million. Free cash flow is expected to be in the range of $400 to $450 million, up $25 million from the prior outlook.

Pretax income before restructuring costs and other special items is estimated to be in the range of $910 to $960 million. Tax expense, excluding the impact of restructuring costs and other special items, is expected to be in the range of $270 to $285 million. Adjusted net income attributable to Lear is expected to be in the range of $610 to $645 million.

Pretax operational restructuring costs are expected to be approximately $90 million, up $25 million from the prior outlook, reflecting plant consolidations in Europe and other census related actions. The outlook for capital spending and depreciation and amortization expense is unchanged at approximately $450 million and $310 million, respectively.

Webcast Information

Lear will webcast a conference call to review the Company’s second quarter 2014 financial results and related matters on July 25, 2014, at 9:00 a.m. Eastern Time, through the investor relations link at http://www.lear.com. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until August 8, 2014, with a Conference I.D. of 62876056.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “pretax income before restructuring costs and other special items,” “adjusted net income attributable to Lear,” “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities, gains and losses on the extinguishment of debt and gains and losses on the disposal of fixed assets. Adjusted net income attributable to Lear and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities less adjusted capital expenditures. Adjusted capital expenditures represent capital expenditures, net of related insurance proceeds.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, pretax income before restructuring costs and other special items, adjusted net income attributable to Lear, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for pretax income before equity income, net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Given the inherent uncertainty regarding special items and other expense in any future period, a reconciliation of forward-looking financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP is not feasible. The magnitude of these items, however, may be significant.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,”

“should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All such forward-looking statements contained or incorporated in this press release or in any other public statements which address operating performance, events or developments that the Company expects or anticipates may occur in the future, including, without limitation, statements related to business opportunities, awarded sales contracts, sales backlog and ongoing commercial arrangements, or statements expressing views about future operating results, are forward-looking statements. Actual results may differ materially from any or all forward-looking statements made by the Company. Important factors, risks and uncertainties that may cause actual results to differ materially from anticipated results include, but are not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates; the financial condition and restructuring actions of the Company’s customers and suppliers; changes in actual industry vehicle production levels from the Company’s current estimates; fluctuations in the production of vehicles or the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier; disruptions in the relationships with the Company’s suppliers; labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company; the outcome of customer negotiations and the impact of customer-imposed price reductions; the impact and timing of program launch costs and the Company’s management of new program launches; the costs, timing and success of restructuring actions; increases in the Company’s warranty, product liability or recall costs; risks associated with conducting business in foreign countries; the impact of regulations on the Company’s foreign operations; the operational and financial success of the Company’s joint ventures; competitive conditions impacting the Company and its key customers and suppliers; disruptions to the Company’s information technology systems, including those related to cybersecurity; the cost and availability of raw materials, energy, commodities and product components and the Company’s ability to mitigate such costs; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in existing federal, state, local or foreign laws or regulations; unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; impairment charges initiated by adverse industry or market developments; the Company’s ability to execute its strategic objectives; changes in discount rates and the actual return on pension assets; costs associated with compliance with environmental laws and regulations; the impact of new regulations related to conflict minerals; developments or assertions by or against the Company relating to intellectual property rights; the Company’s ability to utilize its net operating loss, capital loss and tax credit carryforwards; global sovereign fiscal matters and creditworthiness, including potential defaults and the related impacts on economic activity, including the possible effects on credit markets, currency values, monetary unions, international treaties and fiscal policies; and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

Lear Corporation is one of the world’s leading suppliers of automotive seating and electrical distribution systems. The Company’s world-class products are designed, engineered and manufactured by a diverse team of approximately 122,000 employees located in 36 countries. Lear’s headquarters are in Southfield, Michigan, and Lear is traded on the New York Stock Exchange under the symbol [LEA]. Further information about Lear is available at lear.com.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	June 28,	June 29,
	2014	2013

Net sales	$4,585.1	$4,113.1

Cost of sales	4,206.0	3,775.4
Selling, general and administrative expenses	138.0	127.9
Amortization of intangible assets	8.3	8.6
Interest expense	14.6	17.4
Other expense, net	16.8	10.3

Consolidated income before income taxes and equity in net income of affiliates	201.4	173.5
Income taxes	52.8	41.1
Equity in net income of affiliates	(9.2)	(9.9)

Consolidated net income	157.8	142.3
Net income attributable to noncontrolling interests	9.3	5.0

Net income attributable to Lear	$148.5	$137.3

Diluted net income per share attributable to Lear	$1.81	$1.60

Weighted average number of diluted shares outstanding	81.9	85.6

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Six Month
	Period Ended
	June 28,	June 29,
	2014	2013

Net sales	$8,944.9	$8,060.2

Cost of sales	8,205.3	7,410.1
Selling, general and administrative expenses	274.7	257.5
Amortization of intangible assets	16.8	17.2
Interest expense	31.4	34.1
Other expense, net	46.0	21.0

Consolidated income before income taxes and equity in net income of affiliates	370.7	320.3
Income taxes	105.5	79.0
Equity in net income of affiliates	(21.2)	(17.9)

Consolidated net income	286.4	259.2
Net income attributable to noncontrolling interests	15.9	13.4

Net income attributable to Lear	$270.5	$245.8

Diluted net income per share attributable to Lear	$3.28	$2.71

Weighted average number of diluted shares outstanding	82.3	90.7

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	June 28,	December 31,
	2014	2013
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$865.1	$1,137.7
Accounts receivable	3,064.4	2,278.3
Inventories	881.6	818.7
Other	717.2	687.8

	5,528.3	4,922.5

Long-Term:
PP&E, net	1,654.3	1,587.2
Goodwill	754.7	757.2
Other	1,024.5	1,064.0

	3,433.5	3,408.4

Total Assets	$8,961.8	$8,330.9

LIABILITIES AND EQUITY
Current:
Accounts payable and drafts	$2,821.1	$2,438.7
Accrued liabilities	1,323.3	1,140.4

	4,144.4	3,579.1

Long-Term:
Long-term debt	1,068.6	1,057.1
Other	527.6	545.2

	1,596.2	1,602.3

Equity	3,221.2	3,149.5

Total Liabilities and Equity	$8,961.8	$8,330.9

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	June 28,	June 29,
	2014	2013
Net Sales
Europe and Africa	$1,830.7	$1,584.6
North America	1,742.4	1,549.8
Asia	774.3	704.9
South America	237.7	273.8

Total	$4,585.1	$4,113.1

Content Per Vehicle [1]
Europe and Africa	$342	$302
North America	$395	$364

Free Cash Flow [2]
Net cash provided by operating activities	$229.2	$201.6
Capital expenditures	(92.7)	(127.7)

Free cash flow	$136.5	$73.9

Depreciation and Amortization	$78.2	$69.0

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$201.4	$173.5
Interest expense	14.6	17.4
Other expense, net	16.8	10.3

Pretax income before equity income, interest and other expense	232.8	201.2
Restructuring costs and other special items -
Costs related to restructuring actions	43.3	15.7
Costs related to proxy contest	—	0.4
Losses and incremental costs related to the destruction of assets	—	1.5
Labor-related litigation claims	—	4.9
Other	(1.4)	—

Core operating earnings	$274.7	$223.7

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$148.5	$137.3
Restructuring costs and other special items -
Costs related to restructuring actions	43.3	15.7
Costs related to proxy contest	—	0.4
Losses and incremental costs related to the destruction of assets	—	1.5
Labor-related litigation claims	—	4.9
Loss related to affiliate	1.1	—
Other	(1.4)	—
Tax impact of special items and other net tax adjustments [3]	(17.9)	(21.5)

Adjusted net income attributable to Lear	$173.6	$138.3

Weighted average number of diluted shares outstanding	81.9	85.6

Diluted net income per share attributable to Lear	$1.81	$1.60

Adjusted earnings per share	$2.12	$1.62

[1]	Content Per Vehicle for 2013 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and share and per share amounts)

	Six Months Ended
	June 28,	June 29,
	2014	2013
Net Sales
Europe and Africa	$3,618.8	$3,110.5
North America	3,338.4	3,060.4
Asia	1,527.1	1,375.3
South America	460.6	514.0

Total	$8,944.9	$8,060.2

Content Per Vehicle [1]
Europe and Africa	$342	$306
North America	$391	$370

Free Cash Flow [2,3]
Net cash provided by operating activities	$175.0	$265.4
Adjusted capital expenditures	(189.1)	(219.3)

Free cash flow	$(14.1)	$46.1

Depreciation and Amortization	$152.7	$135.4

Diluted Shares Outstanding at end of quarter [4]	81,111,638	81,661,598

Core Operating Earnings [2]
Consolidated income before income taxes and equity in net income of affiliates	$370.7	$320.3
Interest expense	31.4	34.1
Other expense, net	46.0	21.0

Pretax income before equity income, interest and other expense	448.1	375.4
Restructuring costs and other special items -
Costs related to restructuring actions	68.6	34.1
Costs related to proxy contest	—	3.0
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	4.9
Other	1.2	—

Core operating earnings	$517.9	$424.7

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$270.5	$245.8
Restructuring costs and other special items -
Costs related to restructuring actions	68.6	34.1
Costs related to proxy contest	—	3.0
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	4.9
Loss on redemption of bonds	17.5	3.6
Loss related to affiliate	1.1	—
Other	1.2	—
Tax impact of special items and other net tax adjustments [5]	(33.3)	(36.0)

Adjusted net income attributable to Lear	$325.6	$262.7

Weighted average number of diluted shares outstanding	82.3	90.7

Diluted net income per share attributable to Lear	$3.28	$2.71

Adjusted earnings per share	$3.95	$2.90

[1]	Content Per Vehicle for 2013 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Adjusted capital expenditures represent capital expenditures of $189.1 million and $226.4 million in 2014 and 2013, respectively, net of related insurance proceeds of $7.1 million in 2013.
[4]	Calculated using stock price at end of quarter.
[5]	Represents the tax effect of restructuring costs and other special items, as well as several discrete tax items. The identification of these tax items is judgmental in nature, and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions)

	Three Months Ended
	June 28,	June 29,
	2014	2013
Adjusted Segment Earnings

Seating
Net sales	$3,443.6	$3,069.2

Segment earnings	$164.2	$166.5
Costs related to restructuring actions	32.4	5.1
Losses and incremental costs related to the destruction of assets	—	1.5
Labor-related litigation claims	—	4.9

Adjusted segment earnings	$196.6	$178.0

Adjusted segment margins	5.7%	5.8%

Electrical
Net sales	$1,141.5	$1,043.9

Segment earnings	$138.3	$94.9
Costs related to restructuring actions	3.8	6.5
Other	0.4	—

Adjusted segment earnings	$142.5	$101.4

Adjusted segment margins	12.5%	9.7%

	Six Months Ended
	June 28,	June 29,
	2014	2013
Adjusted Segment Earnings

Seating
Net sales	$6,669.5	$5,980.9

Segment earnings	$316.4	$307.9
Costs related to restructuring actions	54.7	21.7
Losses and incremental costs related to the destruction of assets	—	7.3
Labor-related litigation claims	—	4.9
Other	2.1	—

Adjusted segment earnings	$373.2	$341.8

Adjusted segment margins	5.6%	5.7%

Electrical
Net sales	$2,275.4	$2,079.3

Segment earnings	$276.6	$183.9
Costs related to restructuring actions	4.8	7.2
Other	0.4	—

Adjusted segment earnings	$281.8	$191.1

Adjusted segment margins	12.4%	9.2%